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Exhibit 11 - EARNINGS PER SHARE CALCULATION
HUDSON FOODS INC. AND SUBSIDIARIES
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                 THREE MONTHS ENDED      SIX MONTHS ENDED
                                 APRIL 2,   APRIL 3,     APRIL 2,   APRIL 3,
                                   1994      1993          1994      1993
Net income                        $4,372      $1,861      $10,467     $6,134
Interest on convertible
  subordinated debentures
  net of income taxes                212         244          429        956
                              __________   _________    _________   ________
Adjusted net income               $4,584      $2,105      $10,896     $7,090
                              ==========   =========    =========   ========


Primary earnings per share:

 Weighted average number of
  common shares outstanding   16,222,667  15,308,247   16,194,952 14,666,132
 Common stock equivalents:
  Dilutive options               392,780     437,164      361,934    370,029
                              __________  __________   __________ __________
 Weighted average number of
  common and common equivalent
  shares                      16,615,447  15,745,411   16,556,886 15,036,161
                              ==========  ==========   ========== ==========
 Primary earnings per share        $0.26       $0.12        $0.63      $0.41
                              ==========  ==========   ========== ==========
Fully diluted earnings
  per share:

 Weighted average number of
  common shares outstanding    16,222,667  16,112,275  16,194,952 16,060,507
 Common stock equivalents:
  Dilutive options                405,387     437,164     405,387    370,029
 Convertible subordinated
  debentures                      830,286       --        830,286      --
                               __________  __________  __________ __________
 Weighted average number of
  common and common equivalent
  shares                       17,458,340  16,549,439  17,430,625 16,430,536
                               ==========  ==========  ========== ==========
 Fully diluted earnings per
  share                             $0.26       $0.13       $0.63      $0.43
                               ==========  ==========  ========== ==========
/TABLE
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